EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                             STATE OF
        NAME OF SUBSIDIARY                                 ORGANIZATION
        ------------------                                 ------------

    Baseline, Inc.                                            Delaware

    Broadway.com, Inc.                                        Delaware

    Fedora, Inc.                                              Iowa

    hollywood.com, Inc.                                       California

    Hollywood.com International, Inc.                         Delaware

    Hollywood.fr SARL                                         France

    Hollywood Wrestling Venture LLC                           Delaware

    Hollywood Services, Inc.                                  Delaware

    Independent Hollywood, Inc.                               Delaware

    NetCo Partners (1)                                        Florida

    Showtimes.com, Inc.                                       Delaware

    Tekno Books (2)                                           Florida

    Tekno Books International, LLC                            Wisconsin

    Tekno Comix, Inc.                                         Florida

    Theatre Direct NY, Inc.                                   Delaware

    -----------------
    (1) NetCo Partners is a general partnership, formed under the laws of the State of Florida, in which Hollywood
           Media has a 50% partnership interest.

    (2) Tekno Books is a general partnership, formed under the laws of the State of Florida, in which Hollywood Media has a 51% partnership interest.